EXHIBIT 99.1

INVESTMENT AGREEMENT

BETWEEN

APPLIED MINERALS, INC.

and

____________________________

DATED ________, 2013

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of this ____ day of_____, 2013, is entered into by and between Applied Minerals, Inc., a Delaware corporation (the “Issuer”), and _____________, (“Investor”). The Issuer, on the one hand, and the Investor, on the other hand, may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, on the terms and conditions set forth herein, the Issuer has agreed to issue to the Investor an 10% PIK-Election Convertible Note due 2023 (the “Note”) of the Issuer;

WHEREAS, the Investor wishes to acquire the Note from the Issuer, and the Issuer wishes to issue the Note to the Investor, pursuant to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Purchase and Sale of the Shares

.  Upon the terms and subject to the conditions of this Agreement, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the receipt of waivers of preemptive rights from the purchasers under an investment agreement dated December 22, 2011, the Issuer shall sell and deliver that Note to the Investor as listed in Exhibit A, and the Investor agrees to acquire such Shares from the Issuer, for the purchase price listed in Exhibit A (the “Purchase Price”), such transaction being referred to as the “Sale.”

Section 1.2 Closing

.  The closing of the sale and purchase of the Notes (the “Closing”) will take place by the exchange of documents via electronic delivery, on the date hereof, or at such other date, time or place as the Issuer and the Investor mutually may agree in writing.  The date on which the Closing occurs shall be referred to as the “Closing Date.”

Section 1.3 Closing Deliverables

.

(a) On or before the Closing Date, the Investor shall deliver to the Issuer (i) an amount equal to the Investor’s Purchase Price in immediately available funds and (ii) an executed counterpart to this Agreement.

(b) On or before the Closing Date, the Issuer shall deliver to the Investor (i) the Note purchased by that Investor, (ii) an executed counterpart to this Agreement and (ii) a written opinion of counsel, addressed to the Investor, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Investor in form and substance) that (i) the Note is a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally, and (b) general principles of equity {(regardless of whether such enforceability is considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing and (ii) the shares of Common Stock issuable on conversion of the Note  have been duly authorized, and will be, when issued, validly issued, fully paid and non-assessable.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Fees and Expenses

.  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Sale is consummated.

Section 2.2 Notices

.  All notices and other communications hereunder shall be in writing and shall be deemed duly given if (a) served by personal delivery upon the Party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, (c) delivered by overnight air courier or (d) sent by facsimile transmission or email, with prompt confirmation by telephone of such transmission or email, in each case, to the address set forth on the signature pages hereto opposite the signature block of the Party to receive such notice or to such other address as may be designated in writing, in the same manner, by such Party.

Section 2.3 Entire Agreement

.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersedes all prior written agreements, arrangements and understandings, oral or written, between the Parties with respect to such subject matters.  The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any Party hereto, irrespective of which Party caused such provisions to be drafted.  No Party shall have any legal obligation to enter into the Sale unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 2.4 Assignment; Successors

.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns.  Notwithstanding the foregoing, no Party may assign or delegate, in whole or in part (whether by operation of law or otherwise), this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party, and any assignment or delegation without such prior written consent shall be null and void ab initio.

Section 2.5 Headings

.  All heading references contained in this Agreement (including in the table of contents) are for convenience purposes only and shall not be deemed to limit or affect any of the provisions of this Agreement.

Section 2.6 Counterparts

.  This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above.

APPLIED MINERALS, INC. By: Name: Title:	Address for Notices: Suite 1101, 110 Greene Street, New York, NY 10012

Signature Page to Investment Agreement

Address for Notices:

By: _____________________________ Name: ___________________________ Title: ___________________________

Address for Notices:

By: _____________________________ Name: ___________________________ Title: ___________________________
Address for Notices:

By: _____________________________ Name: ___________________________ Title: ___________________________

Signature Page to Investment Agreement

Exhibit A
Investor’s Name	Number of Shares	Purchase Price

EXHIBIT B